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                                                                     Exhibit 5.1

November 30, 2001


Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, IL  60196

Ladies and Gentlemen:

     I am Senior Corporate Counsel in the Law Department of Motorola, Inc., a Delaware corporation (the "Corporation"), and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission ("Commission") under the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof relating to the Corporation's offer to exchange up to $600,000,000 aggregate principal amount of its 8.00% Notes due November 1, 2011, which have been registered under the Securities Act (the "Registered Notes"), for the Corporation's outstanding 8.00% Notes due November 1, 2011, which were issued and sold in a transaction exempt from registration under the Securities Act (the "Restricted Notes"), all as more fully described in the Registration Statement.

     The Registered Notes are to be issued under the indenture incorporated by reference as Exhibit 4(d) to the registration statement on Form S-3 (No. 33-62911), as amended, previously filed with the Commission under the Securities Act, with appropriate insertions, entered into by the Corporation and trustee under the indenture.

     I have examined or am otherwise familiar with the Restated Certificate of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, the Registration Statement, such of the corporate proceedings as have been taken by the Board of Directors of the Corporation, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that the Registered Notes, when issued and exchanged in the manner contemplated in the Registration Statement, will be validly issued by the Corporation and will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.



     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein.


                                                 Very truly yours,




                                                 Jeffrey A. Brown
                                                 Senior Corporate Counsel
                                                 Law Department